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                                                                     EXHIBIT 5.1

                   AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.
                                ATTORNEYS AT LAW

                                January 14, 1999

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Quanta Services, Inc. Form S-1
    File No. 333-69247

Ladies and Gentlemen:

  As counsel to Quanta Services, Inc. (the "Company"), we are rendering this opinion in connection with a proposed sale by the Company of up to 4,025,000 shares of the Company's Common Stock, including 3,500,000 shares of Common Stock to be sold on a firmly underwritten basis and up to 525,000 shares of Common Stock subject to the Underwriters' over allotment option, as set forth in the Registration Statement on Form S-1 to which this opinion is being filed as Exhibit 5.1 (the "Shares"). We have examined all instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

  Based on such examination, we are of the opinion that the Shares identified in the above referenced Registration Statement will be, upon effectiveness of the Registration Statement and receipt by the Company of payment therefor in the manner contemplated by the Registration Statement, duly authorized, validly issued, fully paid, and nonassessable.

  We hereby consent to the filing of this opinion as an exhibit to the above referenced Registration Statement and to the use of our name under the caption "Legal Matters" in such Registration Statement and the Prospectus constituting a part thereof as originally filed or as subsequently amended.

                                   Very truly yours,

                                   AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.